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EXHIBIT J-3

                    VERMONT YANKEE NUCLEAR POWER CORPORATION
                   STATEMENTS OF INCOME AND RETAINED EARNINGS

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
                                                                                                                  YEAR ENDED
                                                                                                               DECEMBER 31, 2000
                                                                                                               -----------------
                                                                                                             (IN THOUSANDS EXCEPT
                                                                                                                PER SHARE DATA)
OPERATING REVENUES                                                                                                 $178,294
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OPERATING EXPENSES:
      Nuclear fuel expense                                                                                           20,907
      Other operating expense                                                                                        79,565
      Maintenance expense                                                                                            19,724
      Depreciation and amortization expense                                                                          14,349
      Decommissioning expense                                                                                        16,245
      Taxes on income                                                                                                 2,031
      Property and other taxes                                                                                        9,329
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      Total operating expenses                                                                                      162,150
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      Operating income                                                                                               16,144

OTHER INCOME (EXPENSE):
      Net earnings on decommissioning trust                                                                          11,271
      Decommissioning expense                                                                                      (11,271)
      Earnings on spent fuel disposal defeasance trust                                                                6,255
      Taxes on other income                                                                                         (2,257)
      Other, net                                                                                                      (169)
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      Total other income                                                                                              3,829
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      Income before interest expense                                                                                 19,973
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INTEREST EXPENSE:
      Interest on long-term debt                                                                                      6,835
      Interest on spent fuel disposal fee obligation                                                                  6,577
      Allowance for borrowed funds used during construction                                                            (22)
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      Total interest expense                                                                                         13,390
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NET INCOME:                                                                                                           6,583
Retained earning at beginning of year                                                                                   830
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                                                                                                                      7,413
Dividends declared                                                                                                    6,189
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Retained earnings at end of year                                                                                     $1,224
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Average number of shares outstanding                                                                                    392

Net Income per share of common stock outstanding                                                                     $16.77
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Dividends per share of common stock outstanding                                                                      $15.77
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                                     J-3-1